UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 22, 2008
(Date of earlier event reported)

Inland Western Retail Real Estate Trust, Inc.

(Exact name of registrant as specified in the charter)

Maryland	000-51199	42-1579325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)

2901 Butterfield Road
Oak Brook, Illinois 60523
(Address of Principal Executive Offices)

(630) 218-8000

(Registrant’s telephone number including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-22(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c)

Section 8 – Other Events

Item 8.01               Other Events

Inland Western Retail Real Estate Trust, Inc. (the “Company”) maintains a Share Repurchase Program (“SRP”) to provide limited liquidity to its shareholders.  Under the SRP, purchases by the Company are limited during any calendar year to 5% of the weighted average number of shares outstanding during the prior year.  As previously announced, the Board of Directors of the Company voted to suspend the SRP until further notice, effective November 19, 2008; however, share repurchases under the SRP could be terminated prior to November 19, 2008 if the 5% limit was reached prior to November 19, 2008.

The Company announced today that the 5% limitation contained in the SRP has been reached as of October 22, 2008, and no further requests for share repurchases can be honored during the remainder of 2008.  In addition, as a result of the Board of Directors action, the SRP will remain suspended until further notice.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

By:	/s/ Steven P. Grimes
Title:	Chief Operating Officer and Chief Financial Officer
Date:	October 24, 2008